Exhibit B-2



                       Utility Shared Services Corporation
                             Policies and Procedures


                                  Introduction

Utility Shared Services Corporation (Shared Services) will provide a variety of administrative and operations support services to the Utility Subsidiaries within the Energy East Corporation ("Client Entities") in accordance with the terms of Service Agreements that Shared Services will enter into with each of the Utility Subsidiaries that it serves. Shared Services will be subject to the rules and regulations of the Security and Exchange Commission (SEC) pursuant to the Public Utility Holding Company Act of 1935, as amended (PUHCA), and in particular, Section 13 thereof. In addition, each of the individual utility companies also has state commission requirements related to affiliate transactions. These requirements, where necessary, have also been included into these policies and procedures.

The major objective of Shared Services is to consolidate certain support services in order to provide those services to the Client Entities more effectively and efficiently than each company could provide for itself. To achieve this end, Shared Services will strive to be economic and efficient in providing value-added services to all customers.


                      Service Agreements and Work Requests

Shared Services and each Client Entity will enter into a Service Agreement that will set forth, in general terms, the services to be performed by Shared Services either directly for or on behalf of each Client Entity. In accordance with the Service Agreements, Shared Services and each Client Entity will prepare work request (W/R) forms describing the services being provided. (See below for more information on work requests.)


                             Accounting Requirements

Shared Services will maintain an accounting system that enables Shared Services to assign costs using the data fields within its Books of Account to identify the Client Entity, services performed and how these costs will be charged either directly, distributed or generally allocated. Shared Services will also utilize the "Uniform System of Accounts for Mutual Service Companies and Subsidiary Service Companies" as prescribed by the SEC, as modified to include additional account numbers from the Federal Energy Regulatory Commission's Uniform System of Accounts to provide for the accumulation of costs of certain utility operating activities.

Specifically, Shared Services will utilize W/R numbers in combination with Accounts, Resource Codes, Product/Service Codes and Client Entity numbers for purposes of charging or allocating


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costs to the appropriate Client Entities. A W/R number will be established for each service provided by Shared Services. Shared Services will use the following guidelines when assigning and allocating costs of services. (A definition of terms used below can be found in Attachment I.)

     Direct Service W/R number will be used when the service being performed is for a specific Client Entity. The Client Entity will be charged 100% of the costs. When the transaction is recorded on Shared Services 's Books of Account, a Client Entity Code will also be used to identify the Client Entity. For example, if Shared Services is providing regulatory management services such as preparing rate-related compliance materials for a specific utility company in a regulatory proceeding, 100% of the fully distributed costs associated with this activity will be charged to the specific utility including direct and indirectly attributable charges.

     Distributed Service W/R number will be used for specific services that will be distributed to two or more Client Entities. For example, if Shared Services procures certain materials for all of the Energy East utility companies, the Shared Services costs including direct and indirectly attributable charges to procure the materials will be allocated to all of the companies using the distributed service W/R number apportioned using an appropriate allocation factor. Please refer to Appendix A in the Service Agreements for a list of the allocation factors that may be used.

     Indirect Service W/R number will be used to charge costs that are of a general nature and cannot be specifically identified to a Client Entity. The allocation to the utility Client Entities will be based on the Massachusetts Formula. For example, an Indirect Service W/R number will be used for those accounting costs that cannot be specifically identified to a particular task or company, such as attending meetings or training. The Indirect Service W/R number will be used to allocate these general costs to all of the Client Entities that benefit from services provided by the Accounting Function.

     Construction Overhead Service W/R number will be used to accumulate overhead costs to be charged to capital projects on the Books of Account of the Client Entity, such as continuing property record overheads.


                   Work Request (W/R) and Approval Procedures

Each service function of Shared Services will be instructed on which W/R numbers to use when performing specific services or activities. Whenever feasible, Shared Services will directly charge the Client Entities. These services will be reviewed and agreed upon by the Client Entities at the beginning of each calendar year. An example of a direct routine service is providing accounting services for a specific Utility Subsidiary. An example of a distributed charge that would be allocated is the payroll processing function for several Client Entities.

All activities performed by Shared Services for the Client Entities must have a completed service request form. For routine and general services provided, a Service Request will be prepared at the beginning of each year. For non-routine or special services, a Service Request form will be initiated by the Client Entities or by Shared Services. An example of non-routine or special services include requests to prepare rate case testimony, and special studies or analyses. The


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method of cost allocation will be determined on a case-by-case basis consistent with the nature of the work performed. Approvals are required by the organization that is requesting the work and the Shared Services provider.


                                Work Request Form

The following describes the information required to complete the Work Request Form.

--------------------------------------- -----------------------------------------------------
Work Request Name                       To be assigned by Shared Services - Accounting
                                        Function
--------------------------------------- -----------------------------------------------------
Work Request Number                     To be assigned by Shared Services - Accounting
                                        Function
--------------------------------------- -----------------------------------------------------
Work Request Description                Description of services to be provided
--------------------------------------- -----------------------------------------------------
Estimated Cost                          The service provider will estimate the cost prior
                                        to approval of the request
--------------------------------------- -----------------------------------------------------
Customer Name                           Name of Client Entity
--------------------------------------- -----------------------------------------------------
Customer Number                         Business Unit number assigned to the Client Entity
--------------------------------------- -----------------------------------------------------
Billing Methodology                     Indicate whether costs will be directly charged or
                                        attributed through an allocation; To be assigned by
                                        the Customer, Service Provider or Shared Services -
                                        Accounting Function
--------------------------------------- -----------------------------------------------------
Allocation Methodology                  Description of basis and calculation method including
                                        allocation factors; To be assigned by Shared Services
                                        - Accounting Function
--------------------------------------- -----------------------------------------------------
Start Date & End Date                   Date work is to be started and ended, if applicable;
                                        To be agreed upon by the customer and service
                                        provider
--------------------------------------- -----------------------------------------------------
Change Date                             Date scope of work is to be modified; To be agreed
                                        upon by customer and service provider
--------------------------------------- -----------------------------------------------------
Reason for Change                       Description of change in scope of work or other
                                        changes
--------------------------------------- -----------------------------------------------------
Shared Services Books of Account        Account number and other fields utilized to ensure
                                        proper classification, including resource and product
                                        codes, as appropriate
--------------------------------------- -----------------------------------------------------
Customer's Books of Account             Account number and other fields utilized to ensure
                                        proper classification, including resource and product
                                        codes, as appropriate
--------------------------------------- -----------------------------------------------------
Approvals:
--------------------------------------- -----------------------------------------------------
Customer/Date                           Manager that is responsible for paying for the
                                        service must approve the work
--------------------------------------- -----------------------------------------------------


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--------------------------------------- -----------------------------------------------------
Service Provider/Date                   Manager of the Function of Shared Services
                                        providing the service
--------------------------------------- -----------------------------------------------------

The Books of Account will utilize the following data fields:

--------------------------------------- -----------------------------------------------------
Business Unit                           The Business Unit on whose of Books of Account the
                                        transactions are being recorded
--------------------------------------- -----------------------------------------------------
Function                                The Function code which identifies the Function
                                        providing the service
--------------------------------------- -----------------------------------------------------
Account                                 The account number to which the accounting
                                        transaction is being recorded.
--------------------------------------- -----------------------------------------------------
Resource Code                           Identifies the type of cost being provided such as
                                        labor, fee, or allocation
--------------------------------------- -----------------------------------------------------
Product/Service Code                    Identifies whether the service is routine,
                                        regulatory, etc.
--------------------------------------- -----------------------------------------------------
Client Entity Number                    Business Unit number assigned to the
                                        Client Entity
--------------------------------------- -----------------------------------------------------
Work Request Number                     Identifies the type of service such as direct,
                                        distributed, indirect or construction overhead.
--------------------------------------- -----------------------------------------------------

                          Work Request (W/R) Guidelines

A request for a new W/R number may be appropriate when a new service or project is identified. However, depending on the scope, the cost of the new service or project may be able to be captured in an existing W/R. The following guidelines should be used to determine when a new W/R is appropriate.

1. No existing W/R uses the billing methodology that is needed for the new service/project.

2. No existing W/R distributes costs to the desired Client Entity for the new service/project.

3. There is a specific regulatory requirement to allocate costs in a specific manner regardless of amount for the new service/project.

4. A change to an existing W/R may be authorized rather than setting up a new W/R if an existing W/R covers the billing methodology to the appropriate Client Entity and the estimated annual cost is under $50,000. If cost is over $50,000, a new W/R will be established.

The allocation factors will be based on cost drivers applicable to the service being provided. Shared Services will decide on the appropriate allocation factors for each W/R.


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                             Monitoring and Control

The W/R Administrator in Shared Services - Accounting Function is responsible for reviewing, monitoring and maintaining the W/R system. The Administrator also authorizes new W/Rs and ensures that the allocation factors are appropriate, up-to-date and accurate, and that billing is accurate and timely. The Administrator is responsible for ensuring that the allocation procedures followed are in accordance with the current SEC regulations.

                       Approval of W/R Allocation Factors

The SEC must approve all new or revised allocation factors prior to use. The Shared Services W/R Administrator will be responsible for evaluating new and existing allocation methods and determining, if SEC approval is required. The Shared Services W/R Administrator will coordinate the SEC approval efforts. A list of all current allocations must be filed with the SEC annually on Form U-13-60.

                                 Time Reporting

Employees of Shared Services must record their time in order to bill the Client Entity accurately. All Shared Services employees will maintain a record of their time. Employees will utilize separate work requests to record their activities, including the services provided directly to Client Entities. All employees will charge their time on a daily basis using designated increments. The time sheets will be reviewed and approved by department supervisors. The wages of those employees, such as administrative assistants and secretaries, who generally assist employees who provide services directly to Utility Companies, will be allocated based on the allocation of the wages of the employees they assist. Time must be entered in the payroll system by the payroll cutoff dates. The Shared Services W/R Administrator or his/her staff may be contacted to obtain the appropriate W/R number and another accounting data needed to complete the time reporting requirement accurately. Time records will be retained for three years.

                               Billing and Review

Each Client Entity will receive a monthly invoice from Shared Services. Each invoice will contain the following information:

                             Client Entity Name
                             Type of Service Provided
                             Work Request Number
                             Total Direct Charges by Resource Code
                             Total Distributed Charges
                             Total Indirect Charges
                             Total Construction Overhead Charges
                             Amount


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Upon receipt of the invoice, the Client Entities will review and approve the bill. Any discrepancies found at this time will be discussed with the W/R Administrator and corrections will be made to the subsequent month's bill. The term for payment is 30 days from date of invoice.

                          Dispute Resolution Procedure

In the event there is dispute between the Client Entity and a Shared Services service provider regarding the allocation factors, amount or another billing component, representatives from the Client Entity receiving the service and the Shared Services service provider along with the W/R Administrator will meet to discuss the issue. If a resolution cannot be reached among the parties, the issue will be referred to each parties' executive management for final resolution.

                              Internal Audit Review

 The EE Internal Audit Department will selectively conduct annual reviews of Shared Services' operating methods as well as computer systems to ensure that the services provided are authorized, documented and accurately recorded in Shared Services' Books of Account. The Internal Audit Department will also conduct reviews of the W/R allocation methods to ensure that such methods comply with those approved by the SEC.

                                    Budgeting

Budgeting for Shared Services will be a joint effort between Shared Services and the Client Entities. All managers of Shared Services will be responsible for preparing annual budgets in order to provide budget information to the Client Entity. Services to be provided to the Client Entities will be identified and agreed upon and cost estimates will prepared annually. These estimates will be approved by the Client Entities as previously noted. Budget variance reports will be generated each month and Shared Services will have the primary responsibility for analyzing and explaining cost variances. Shared Services will be accountable for costs for services that are considered general and administrative management activities. Shared Services and Client Entities will jointly be accountable for the cost of discretionary services.

                                   Evaluation

Shared Services will complete benchmarking reviews on selected services provided in such areas as accounting, procurement, information systems and treasury on an annual basis. The results of those studies will be factored into future service company operations.

In order to assess Shared Services' ability to operate efficiently and cost effectively, and its ability to provide high quality service, Shared Services will initiate a customer review process. The customer review process will permit Client Entities to provide input as to the timeliness and value of services being provided.


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                                                                   Attachment I

                                   Definitions

Fully Distributed Cost (FDC) is a cost allocation methodology designed to ensure that all costs incurred related to providing products and services are charged to the consumer of the products and services through direct charges or allocations. Direct charges, directly attributable charges, and indirectly attributable charges to the cost causing entity achieve fully distributed costing. Within each category, the elements of cost may include taxes, interest on borrowed capital, other overheads and compensation for a reasonable return on capital, as applicable. (SEC Reg. 250.91)

Direct Charges are those costs that can be directly assigned to a particular affiliate, business segment, service or product line.

Directly Attributable Charges (measurable) are costs that are allocated to a particular affiliate, business segment, service or product line based on causal relationship that is measurable.

Indirectly Attributable Charges (global) are costs that do not bear a specific identifiable causal relationship with a particular affiliate, business segment, service or product line. Indirectly Attributable costs will be allocated using the Massachusetts Formula Cost Allocation Massachusetts Formula is a method of allocating indirectly attributable costs based upon the simple arithmetic mean of an affiliate's share of the total of all of the companies within the registered holding company structure of gross payroll, gross revenues and gross plant. The Massachusetts Formula may be modified so that it is applied to a subset of all the companies within the holding company, such as just the utility companies, depending upon the client group receiving a particular service. Separate allocation factors will be developed for such circumstances and will be defined in the Services Agreements.

Cost Drivers are a measurable cost causing events or outputs used to allocate directly attributable charges.


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